SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 29, 1998




                        VITALINK PHARMACY SERVICES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-19820                37-0903482
(State or other Jurisdiction       (Commission           (I.R.S. Employer
     of incorporation)             File Number)         Identification No.)


       1250 East Diehl Road, Suite 208
       Naperville, Illinois                                      60563
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (630)245-4800


                                      N.A.
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On April 26, 1998, Vitalink Pharmacy Services, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), and V Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Genesis ("V Acquisition Corporation"), pursuant to which the Company will merge (the "Merger") with and into V Acquisition Corporation.

     On and after April 29, 1998, certain shareholders of the Company filed suit in Delaware state court against Genesis, the Company and certain of its officers and directors, and Manor Care, Inc., a Delaware corporation and the holder of approximately 50% of the common stock of the Company ("Manor Care"). Those shareholders alleged, among other things, that the Company and Manor Care have breached certain fiduciary duties to the Company's shareholders in connection with the Merger Agreement and the transactions contemplated thereby, and that Genesis has knowingly aided and abetted the alleged breach. Those shareholders seek to enjoin the Company, Manor Care and Genesis from proceeding with the Merger and the transactions contemplated thereby.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VITALINK PHARMACY SERVICES, INC.


Date: May 8, 1998                   By: /s/ Scott T. Macomber
                                        ---------------------
                                        Name:   Scott T. Macomber
                                        Title:  Senior Vice President and
                                                Chief Financial Officer